                                                                   EXHIBIT 3.4.2

                                    BYLAWS

                                      OF

                          VLSI LIBRARIES INCORPORATED


                                   ARTICLE I
                                    OFFICES


SECTION 1. PRINCIPAL EXECUTIVE OFFICE

     The location of the principal executive office of the corporation shall be fixed by the board of directors. It may be located at any place within or outside the state of California. The secretary of this corporation shall keep the original or a copy of these bylaws, as amended to date, at the principal executive office of the corporation if this office is located in California. If this office is located outside California, the bylaws shall be kept at the principal business office of the corporation within California. The officers of this corporation shall cause the corporation to file an annual statement with the Secretary of State of California as required by Section 1502 of the California Corporations Code specifying the street address of the corporation's principal executive office.

SECTION 2. OTHER OFFICES

     The corporation may also have offices at such other places as the board of directors may from time to time designate, or as the business of the corporation may require.


                                  ARTICLE II
                            SHAREHOLDER'S MEETINGS

SECTION 1. PLACE OF MEETINGS

     All meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be determined by the board of directors.

SECTION 2. ANNUAL MEETINGS

     The annual meeting of the shareholders shall be held each year on August 2, at which time the shareholders shall elect a board of directors and transact any other proper business. If this date falls on a legal holiday, then the meeting shall be held on the following business day at the same hour.

SECTION 3. SPECIAL MEETINGS

     Special meetings of the shareholders may be called by the board of directors, the chairperson of the board of directors, the president, or by one or more of the shareholders holding at least 10 percent of the voting power of the corporation.

SECTION 4. NOTICES OF MEETINGS

     Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote at the meeting by the secretary or an assistant secretary or, if there be no such officer, or in the case of his or her neglect or refusal, by any director or shareholder.

     Such notices shall be given either personally or by first-class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the stock transfer books of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Such notice shall state the place, date, and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of an annual meeting, those matters which the board at the time of the mailing of the notice, intends to present for action by the shareholders. but. subject to the provisions of Section 6 of this Article, any proper matter may be presented at the annual meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees which, at the time of the notice, the board of directors intends to present for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five (45) days or more from the date set for the original meeting.

SECTION 5. WAIVER OF NOTICE

     The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, whether in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers or consents shall be filed with the corporate records or made part of the minutes of the meeting. Neither the business to be transacted at the meeting, nor the purpose of any annual or special meeting of the shareholders need be specified in any written waiver of notice, except as provided in Section 6 of this Article.

SECTION 6. SPECIAL NOTICE AND WAIVER OF NOTICE REQUIREMENTS

     Except as provided below. any shareholder approval at a meeting, with respect to the following proposals, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting, or in any written waiver of notice:

     a. Approval of a contract or other transaction between the corporation and one or more of its directors or between the corporation and any corporation, firm, or association in which one or more of the directors has a material financial interest, pursuant to Section 310 of the California Corporations Code;

     b. Amendment of the Articles of Incorporation after any shares have been issued pursuant to Section 902 of-the California Corporations Code;

     c. Approval of the principal terms of reorganization pursuant to Section 1202 of the California Corporations Code:

     d. Election to voluntarily wind up and dissolve the corporation pursuant to
Section 1900 of the California Corporations code:

     e. Approval of a plan of distribution of shares as part of the winding up of the corporation pursuant to Section 2007 of the California Corporations Code:

     Approval of the above proposals at a meeting shall be valid with or without such notice, if it is by unanimous approval of those entitled to vote at the meeting.

SECTION 7. ACTION WITHOUT MEETING

     Any action that may be taken at any annual or special meeting or shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder's approval, with respect to any one of the following proposals, without a meeting, by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval:

     a. Approval of a contract or other transaction between the corporation and one or more of its directors or another corporation, firm or association in which one or more of its directors has a material financial interest, pursuant to Section 310 of the California Corporations Code:

     b. To indemnify an agent of the corporation pursuant to Section 317 of the California Corporations Code:

     c.   To approve the principal terms of a reorganization, pursuant to
Section 1201 of the California Corporations Code: or

     d. Approval of a plan of distribution as part of the winding up of the corporation pursuant to Section 2007 of the California Corporations Code.

     Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing.

     Notwithstanding any of the foregoing provisions of this section, and except as provided in Article III, Section 4 of these bylaws, directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of directors.

     A written consent may be revoked by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

SECTION 8. QUORUM AND SHAREHOLDER ACTION

     A majority of the shares entitled to vote, represented in person or by proxy shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law and except as provided in the following paragraphs of this section.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action is approved by at least a majority of the shares required to constitute a quorum.

     In absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the foregoing provisions of this section.

SECTION 9. VOTING

     Only shareholders of record on the record date fixed for voting purposes by the board of directors pursuant to Article VIII, Section 3 of these bylaws, or, if there be no such date fixed, on the record dates given below, shall be entitled to vote at a meeting.

     If no record date is fixed:

     a. The record date for determining shareholders entitled to notice of, or to vote, at a meeting of shareholders, shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     b. The record date for determining the shareholders entitled to give consent to corporate actions in writing without a meeting, when no prior action by the board is necessary, shall be the day on which the first written consent is given.

     c. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

     Every shareholder entitled to vote shall be entitled to one vote for each share held, except as otherwise provided by law, by the Articles of Incorporation or by other provisions of these bylaws. Except with respect to elections of directors, any shareholder entitled to vote may vote part of his or her shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares he or she is affirmatively voting, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote.

     At each election of directors, shareholders shall not be entitled to cumulate votes unless the candidates' names have been placed in nomination before the commencement of the voting and a shareholder has given notice at the meeting, and before the voting has begun, of his or her intention to cumulate votes. If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates as he or she thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Votes cast against a candidate or which are withheld shall have no effect. Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot rather by voice vote.


SECTION 10. PROXIES

     Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy with the secretary for the corporation, executed by such person or his or her duly authorized agent.

     A proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the California Corporations (Code.

                                  ARTICLE III
                                   DIRECTORS

SECTION 1. POWERS

     Subject to any limitations in the Articles of Incorporation and to the provisions of the California Corporations Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the board of directors.

SECTION 1. NUMBER

     The authorized number of directors shall be 5.

     After issuance of shares, this bylaw may only be amended by approval of a majority of the outstanding shares entitled to vote: provided, moreover, that a bylaw reducing the fixed number of directors to a number less than five (5) cannot be adopted unless in accordance with the additional requirements of
Article IX of these Bylaws.

SECTION 3. ELECTION AND TENURE OF OFFICE

     The directors shall be elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected and qualified.

SECTION 4. VACANCIES

     A vacancy on the board of directors shall exist in the case of death, resignation, or removal of any director or in case the authorized number of directors is increased, or in case the shareholders fail to elect the full authorized number of directors at any annual or special meeting of the shareholders at which any director is elected. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

     Except for the vacancy created by the removal of a director, vacancies on the board of directors may be filled by approval of the board or, if the number of directors then in the office is less than a quorum, by (1) the unanimous written consent of directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with this Article of these Bylaws, or (3) a sole remaining director. Vacancies occurring on the board by reason of the removal of directors may be filled only by approval of the shareholders. Each director so elected shall hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

  - The shareholders may elect a director at any time to fill a vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by the removal of a director requires the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective upon giving written notice to the chairperson of the board of directors, the president, the secretary or to the board of directors unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term in office.

SECTION 5. REMOVAL

     Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote, subject to the provisions of Section 303 of the California Corporations Code. Except as provided in Sections 302, 202 and 304 of the California Corporations Code, a director may not be removed prior to the expiration of such director's term of office.

     The Superior Court of the proper county may, on the suit of shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts of gross abuse of authority or discretion with reference to the corporation and may bar from re-election any director so removed for a period prescribed by the court. The corporation shall be made a party to such action.

SECTION 6. PLACE OF MEETINGS

     Meetings of the board of directors shall be held at any place, within or without the State of California, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation or as may be designated from time to time by resolution of the board of directors. Meetings of the board may be held through use of conference telephone or similar communications equipment, as long as all directors participating in the meeting can hear one another.

SECTION 7. ANNUAL, REGULAR AND SPECIAL DIRECTOR'S MEETINGS
     Superceded 12/09/96

SECTION 8. QUORUM AND BOARD ACTION

     A quorum for all meetings of the board of directors shall consist of four-fifths of the authorized number of directors until changed by amendment to this article of these bylaws.

     Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board, subject to the provisions of Section 310 (relating to the approval of contracts and transactions in which a director has a material financial interest); the provisions of Section 311 (designation of committees), and Section 317(e) (indemnification of directors) of the California Corporations Code. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 9. WAIVER OF NOTICE

     The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though undertaken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Waivers of notice or consents need not specify the purpose of the meeting.


SECTION 10. ACTION WITHOUT MEETING

     Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of the directors.

SECTION 11. COMPENSATION

     No salary shall be paid directors, as such, for their services but, by resolution. the board of directors may allow a reasonable fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attendance at meetings.

                                  ARTICLE IV
                                   OFFICERS

SECTION 1. OFFICERS

     The officers of the corporation shall be a president, a vice president, a secretary, and a treasurer who shall be the chief financial officer of the corporation. The corporation also may have such other officers with such titles and duties as shall be determined by the board of directors. Any number of offices may be held by the same person.

SECTION 2. ELECTION

     All officers of the corporation shall be chosen by, and serve at the pleasure of, the board of directors.

SECTION 3. REMOVAL AND RESIGNATION

     An officer may be removed at any time, either with or without cause, by the board. An officer may resign at any time upon written notice to corporation given to the board, the president, or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any other time specified therein. The removal or resignation of any officer shall be without prejudice to the rights, if any, of the officer or the corporation under any contract of employment to which the officer is a party.

SECTION 4. PRESIDENT

     The president shall be the chief executive officer and general manager of the corporation and shall, subject to the direction and control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation. He or she shall preside at all meetings of the shareholders and directors and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the president of a corporation and shall have such other powers and duties as may from time to time be prescribed by the board of directors or these bylaws.

SECTION 5. VICE PRESIDENT

     In the absence or disability of the president, the vice presidents, in order of their rank as fixed by the board of directors (or if not ranked, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Each vice president shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or these bylaws.

SECTION 6. SECRETARY

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a book of minutes of all meetings of directors and shareholders. The minutes shall state the time and place of holding of all meetings; whether regular or special, and if special, how called or authorized; the notice thereof given or the waivers of notice received, the names of those present at directors' meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, or at the office of the corporation's transfer agent, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, the original or a copy of the bylaws of the corporation, as amended or otherwise altered to date, certified by him or her.

     The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws.

     The secretary shall have charge of the seal of the corporation and have such other powers and perform such other duties as may from time to time be prescribed by the board or these bylaws.

     In the absence or disability of the secretary, the assistant secretaries if any, in order of their rank as fixed by the board of directors (or if not ranked, the assistant secretary designated by the board of directors), shall have all the powers of, and be subject to all the restrictions upon, the secretary. The assistant secretaries, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors of these bylaws.

SECTION 7. TREASURER

     The treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation.

     The treasurer shall deposit monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation in payment of the just demands against the corporation as authorized by the board of directors; shall render to the president and directors, whenever they request it, an account of all his or her transactions as treasurer and of the financial condition of the corporation; and shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the bylaws.

     In the absence or disability of the treasurer, the assistant treasurers, if any, in order of their rank as fixed by the board of directors (or if not ranked, the assistant treasurer designated by the board of directors), shall perform all the duties of the treasurer and. when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer. The assistant treasurers, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or these bylaws.

SECTION 8. COMPENSATION

- The officers of this corporation shall receive such compensation for their services as may be fixed by resolution of the board of directors.

                                   ARTICLE V
                             EXECUTIVE COMMITTEES

SECTION 1

     The board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. Any such committee. to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

     a. The approval of any action for which the approval of the shareholders or approval of the outstanding shares is also required.

     b.   The filling of vacancies on the board or in any committee.

     c. The fixing of compensation of the directors for serving on the board or on any committee.

     d.   The amendment or repeal of bylaws or the adoption of new bylaws.

     e. The amendment repeal of any resolution of the board which by its express terms is not so amendable or repealable.

     f. A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board.

     g. The appointment of other committees of the board of the members thereof.


                                   ARTICLE VI
                         CORPORATE RECORDS AND REPORTS

SECTION 1. INSPECTION BY SHAREHOLDERS

     The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this section may be made in person or by agent or attorney.


  - The accounting books and records of the corporation and the minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon the written demand of the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for any proper purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     Shareholders shall also have the right to inspect the original or copy of these bylaws, as amended to date and kept at the corporation's principal executive office, at all reasonable times during business hours.

SECTION 2. INSPECTION BY DIRECTORS

     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney. The right of inspection includes the right to copy and make extracts.

SECTION 3. RIGHT TO INSPECT WRITTEN RECORDS

     If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

SECTION 4. WAIVER OF ANNUAL REPORT

     The annual report to shareholders, described in Section 1501 of the California Corporations Code is hereby expressly waived, as long as this corporation has less than 100 holders of record of its shares. This waiver shall be subject to any provision of law, including Section 1501(c) of the California Corporations Code, allowing shareholders to request the corporation to furnish financial statements.

SECTION 5. CONTRACTS, ETC.

     The board of directors, except as otherwise provided in the bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the board of directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract, or to pledge its credit, or to render it liable for any purpose or to any amount.

                                  ARTICLE VII
               INDEMNIFICATION AND INSURANCE OF CORPORATE AGENTS

SECTION 1. INDEMNIFICATION
     Superceded 3/8/96

                                  ARTICLE VIII
                                     SHARES

SECTION 1. CERTIFICATES

     The corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order, and shall state the name of the record holder of the shares represented thereby, the number, designation, if any, and the class or series of shares represented thereby, and contain any statement or summary required by any applicable provision of the California Corporations Code.

     Every certificate for shares shall be signed in the name of the corporation by 1) the chairperson or vice chairperson of the board or the president or a vice president and 2) by the treasurer or the secretary or an assistant secretary.

SECTION 2. TRANSFER OF SHARES

     Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the secretary of the corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction upon the share register of the corporation.

SECTION 3. RECORD DATE

     The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty
(60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be. notwithstanding any transfer of any shares on the books of the corporation after the record date.

Section 4 added 3/8/96

                                   ARTICLE IX
                              AMENDMENT OF BYLAWS

SECTION 1. BY SHAREHOLDERS

     Bylaws may be adopted, amended or repealed by the affirmative vote or by the written consent of holders of a majority of the outstanding shares of the corporation entitled to vote. However, a bylaw amendment which reduces the fixed number of directors to a number less than five (5) shall not be effective if the votes cast against the amendment or the shares not consenting to its adoption are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

SECTION 2. BY DIRECTORS

     Subject to the right of shareholders to adopt, amend or repeal bylaws, the directors may adopt, amend or repeal any bylaw, except that a bylaw amendment changing the authorized number of directors may be adopted by the board of directors only if prior to the issuance of shares.



CERTIFICATE

     This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title thereto and that such Bylaws were duly adopted by the board of directors of the corporation on the date set forth below.



Dated: August 2, 1991                      /s/ John Gerard Malecki
                                           John Gerard Malecki, Secretary

                                   Exhibit B


                                  Article VII


              INDEMNIFICATION OF DIRECTORS.  OFFICERS, EMPLOYEES.
              --------------------------------------------------
                                AND OTHER AGENTS
                                ----------------


     7.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     The corporation shall, to the maximum event and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section
7.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     7.2  INDEMNIFICATION OF OTHERS
          -------------------------

     The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the
Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VII, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an, employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     7.3  PAYMENT OF EXPENSES IN ADVANCE
          ------------------------------

     Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 7.1 or for which indemnification is permitted pursuant to Section 7.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VII.

     7.4  INDEMNITY NOT EXCLUSIVE
          -----------------------

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

     7.5  INSURANCE INDEMNIFICATION
          -------------------------

     The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

     7.6  CONFLICTS
          ---------

     No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

          (1) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                   Exhibit C

                                  Article VII


Section 4 Restrictions on Transfer of Shares.  Before there can be a valid sale
          ----------------------------------
or transfer for consideration of any of the shares of Common Stock (other than shares of Common Stock issued upon conversion of any Preferred Stock) of the corporation by any holder thereof, he shall first offer those shares to the corporation and then to the other holders of Common Stock in the following manner:

          (a) The offering shareholder shall deliver a notice in writing by mail or otherwise to the secretary of the corporation stating the price, terms, and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention so to sell or transfer the shares. Within ten (10) days thereafter, the corporation shall have the prior right to purchase all (but not less than all unless this requirement is waived by the seller) of the shares offered at the price and upon the terms and conditions stated in such notice. Should the corporation fail to purchase all of said shares but shall determine that the other shareholders should have the opportunity to purchase said shares, then, at the expiration of said ten (10) day period or prior thereto upon the determination of the corporation to purchase none of such shares so offered, the secretary of the corporation shall, within two (2) days thereafter, mail or deliver to each of the other shareholders a notice setting forth the particulars concerning the shares not purchased by the corporation described in the notice received from the offering shareholder. The other shareholders shall have the right to purchase all (but not less than all unless this requirement is waived by the seller) of the shares specified in the secretary's notice. Each shareholder shall deliver to the secretary by mail or otherwise a written offer or offers to purchase all or any specified number of shares upon the terms described in the secretary's notice within eighteen (18) days after the secretary's notice was mailed or delivered to the other shareholders. If the total number of shares specified in such offers received within such period by the secretary exceeds the number of shares referred to in the secretary's notice, then each offering shareholder shall be entitled to purchase such portion of the shares referred to in the secretary's notice as the number of shares of Common Stock (and shares of Common Stock issuable upon conversion of Preferred Stock) which he holds bears to the total number of shares of Common Stock (and shares of Common Stock issuable upon conversion of Preferred Stock) held by all shareholders desiring to purchase the shares referred to in the secretary's notice.

          (b) If all of the shares referred to in the secretary's notice are not disposed of under such apportionment, then each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus indisposed of as the total number of shares of Common Stock (and shares of Common Stock issuable upon conversion of Preferred Stock) which he holds bears to the total number of shares of Common Stock (and shares of Common Stock issuable upon conversion of Preferred Stock) held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment Such apportionment shall be made successively until all of the shares offered have been allocated to purchasing shareholders.

          (c) If none or only a part of the shares in the offering shareholder's notice to the secretary is purchased by the corporation or by other shareholders within a thirty (30) day period from the date of delivery of the notice by the offering shareholder the offering shareholder may sell or transfer to any person or persons all shares of stock referred to in his notice to the secretary that were not purchased by the corporation or by the other shareholders, but only within a period of one hundred twenty (120) days from the date of his first notice; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in his notice to the secretary. After said 120-day period, the foregoing procedure for first offering shares to the corporation and shareholders shall again apply.

          (d) Within the limitations herein provided, the corporation may purchase the shares of this corporation from any offering shareholder; provided, however, that at no time shall the corporation be permitted to purchase all of its outstanding voting shares. Any sale or transfer or purported sale or transfer of the shares of the corporation shall be null and void unless the terms, conditions, and provisions of this Section 4 are strictly observed and followed.

          (e) The corporation shall place an appropriate legend on all certificates for its shares referring to the provisions of this Section 4 restricting the transfer of shares.

          (f) Notwithstanding the foregoing, the implementation of this Section 4 shall occur only after compliance with or waiver of the Right of First Refusal set forth in Section 3 of the Right of First Refusal and Co-Sale Agreement dated March 20, 1996.

          (g) The provisions of this Section 4 shall terminate and be of not further force or effect upon the effective date of the corporation's first registration of shares of its capital stock with the Securities and Exchange Commission.

                                   Exhibit K

                                  Article III


Section 7 ANNUAL, REGULAR AND SPECIAL DIRECTOR'S MEETINGS

          An annual meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of the shareholders.

          Other regular meetings of the board of directors shall be held at such times and places as may be fixed from time to time by board of directors. Call and notice of these regular meetings shall not required.

          Special meetings of the board of directors may be called by the chairperson of the board, the president, the vice president, secretary, or any two directors. Special meetings of the board of directors shall be held upon four (4) days' notice by mail, or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. A notice or waiver of notice need not specify the purpose of any special meeting of the board of directors.

          Notwithstanding the foregoing, however, in the event that the officers of the corporation have received an indication of interest from an unaffiliated third party with respect to a material transaction with the corporation, including but not limited to (i) a merger or acquisition of the corporation in which the corporation would not be the surviving entity, (ii) an offer to invest in the corporation or (iii) an agreement not to consider other proposals from other parties during the pendency of discussions with the third party requesting such a "no shop" agreement, the officers will consider whether the proposal from the third party is credible enough to warrant the calling of a special board meeting to consider such indication of interest. In no event will the officers enter into any such agreements without calling such a special meeting and obtaining board approval therefor. If such a meeting of the board of directors is called, notice of such meeting, together with a written agenda describing the matter(s) to be considered, must be circulated at least five (5) calendar days prior to the date of such meeting to all members of the board of directors and to any holders of board observation rights. The special notice provisions of this paragraph shall terminate and be of no further force or effect upon the earlier of (i) the effective date of the corporation's first registration of shares of its capital stock with the Securities and Exchange Commission or (ii) the closing of an acquisition or merger of the corporation in which the corporation is not the surviving entity.

          If any meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given before the time of the resumed meeting to all directors who were not present at the time of adjournment of the original meeting.